UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crowne Point Place, Sharonville, Ohio	45241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2013, the Chairman of the Board of Directors and Anthony A. Cook executed the Seventh Amended and Restated DCP Holding Company Employment Agreement by and between DCP Holding Company (the “Company”) and Anthony A. Cook, with an effective date of January 1, 2013. The amended employment agreement provides for a base salary of not less than $386,000 and annual bonus eligibility of up to 60% of base salary. This agreement also provides for long term incentive award eligibility of up to 5% of base salary in the form of share awards based on continued employment and up to 45% of base salary in the form of share awards contingent on the performance of the Company over a three year period, a monthly automobile allowance, payment of country club dues of up to $7,200 annually and certain severance benefits if Mr. Cook is terminated without good cause. The Eighth Amended and Restated Employment Agreement continues for a period of one year after the effective date and is automatically extended for successive one year periods. Mr. Cook, age 62, has been President and Chief Executive Officer of Dental Care Plus since February 2001, President and Chief Executive Officer of the Company since July 2004 and a member of the Board of Directors of the Company since November 2008.

Also on June 17, 2013, the DCP Holding Company Corporate Affairs Committee granted a long term incentive restricted share unit award to Robert C. Hodgkins, Jr., Vice President and Chief Financial Officer of the Company, up to 45% of his base salary of $224,328 contingent on the performance of the Company over a three year period. Mr. Hodgkins, age 53, has been Vice President and Chief Financial Officer of Dental Care Plus since July 2003 and Vice President and Chief Financial Officer of the Company since July 2004.

The RSUs granted to Messrs. Cook (213 RSUs) and Hodgkins (124 RSUs) will vest based on achieving growth in Adjusted Book Value of the Company’s Common and Preferred Stock over a period of three years, January 1, 2013 through December 31, 2015. The parameters of the long term equity incentive arrangement for the period from 2013 through 2015 are shown below.

Performance Level	Three Year Average % Increase in Adjusted Book Value of Common and Preferred Shares	RSUs Awarded to Mr. Cook that Vest	RSUs Awarded to Mr. Hodgkins that Vest
Threshold	10%	24 RSUs	14 RSUs
Target	12%	71 RSUs	41 RSUs
Stretch	14%	118 RSUs	69 RSUs
Maximum	16%	213 RSUs	124 RSUs

If performance is under the threshold level, no RSUs will vest. No additional RSUs will be awarded for performing beyond maximum level. The actual number of RSUs that will vest will be calculated on a continuum between any two performance levels.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 10.1	Eighth Amended and Restated DCP Holding Company Employment Agreement effective January 1, 2013*

Exhibit 10.2	Restricted Share Unit (RSU) Agreement and RSU Award granted June 17, 2013*

*	Reflects management contracts or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: June 18, 2013	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer